Exhibit 21

                      SUBSIDIARY AND PRINCIPAL INVESTMENTS

Subsidiaries*

Zarlink Semiconductor (U.S.) Inc.
U.S.A.

Zarlink Semiconductor V.N. Inc.
U.S.A.

Zarlink Semiconductor Limited
Great Britain

Zarlink Semiconductor AB
Sweden

Zarlink Semiconductor SA
(France)

Zarlink Semiconductor (Asia) Pte. Ltd.
(Singapore)

Zarlink Semiconductor Japan KK
(Japan)

Zarlink Semiconductor (Barbados) Ltd.
Barbados

Principal Investments

Optenia, Inc.
(Canada)

Mitel Networks Corporation
(Canada)

Silicon Bridge, Inc.
(U.S.A.)

X Integrated Circuits B.V.
(Netherlands)

*     All  subsidiaries  are  100%  owned,  directly  or  indirectly,  by  Mitel
      Corporation.